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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our report, relating to the consolidated financial statements of Arrowhead Mills, Inc., dated October 4, 1996, except for Note 10, as to which the date is June 1, 1998, for the years ended July 31, 1996 and 1995 included in this Form 8-K/A and incorporated by reference in the previously filed Registration Statement of the Hain Food Group, Inc. on Form S-4/S-3 (No. 333-57343) and incorporated by reference in the Registration Statement of the Hain Food Group, Inc. on Form S-3 filed on or about July 20, 1998.




July 20, 1998


/s/ McGinty & Associates
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McGinty & Associates